EXHIBIT 23


                      [TRICE GEARY & MYERS LLC LETTERHEAD]


Board of Directors
Glen Burnie Bancorp
Glen Burnie, Maryland



We hereby consent to the incorporation by reference of our report, dated February 9, 2000, except for Note 21 as to which the date is February 15, 2000, included in this annual report on Form 10-K, into the Company's Registration Statements on Forms S-3 and S-8 (SEC File Nos. 333-37073, 333-46943 and 33-62280).



/s/  TRICE GEARY & MYERS LLC
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TRICE GEARY & MYERS LLC
March 27, 2000